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                                 EXHIBIT 10.2

                       AMENDMENT TO CONSULTING AGREEMENT


     THIS AMENDMENT is made and entered into this 15th day of December 1997, by and between CONVERSE INC., a Delaware Corporation ("Converse"), and APOLLO ADVISORS, L.P. limited partnership (the "Advisor").

     WHEREAS, Converse and the Advisor entered into a certain consulting agreement dated as of November 16, 1994 whereby the Advisor provides certain consulting services to Converse (the "Consulting Agreement"); and

     WHEREAS, each of the parties desires to amend the Consulting Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Fees.  The fees payable by Converse to the Advisor shall be reduced
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          from the annual rate of $500,000 to the annual rate of $375,000 for
          1997. Beginning on January 2, 1998, the annual rate shall revert to $500,000.

     2. Except as herein expressly modified, the terms and conditions of the Consulting Agreement shall continue in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and date first written above.

                                        CONVERSE INC.

                                                /s/ Donald J. Camacho
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Witness                                 By:     Donald J. Camacho
                                        Title:  Sr Vice President & CFO



                                        APOLLO ADVISORS L.P.

                                                /s/ Josh Harris
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Witness                                 By:     Josh Harris
                                        Title:  Vice President